

                                  NSAR ITEM 77O

                       VK Florida Quality Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                             PURCHASED


         1          Virgin Island Public Financing     PaineWebber            1,500,000          0.502%             11/10/99
         2            Lee County Florida Airport         Siebert              1,685,000          0.516%             08/30/99
                                                     William R. Hough


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UNDERWRITING PARTICIPANTS

Underwriting #1                             Underwriting #2

Morgan Stanley                              First Union Securities
Roosevelt & Cross                           William R. Hough
                                            Raymond James
                                            Merchants Capital
                                            Morgan Stanley
                                            Siebert